                    [LETTERHEAD OF KEYCORP APPEARS HERE]

                                                               Exhibit (24)(b)

                                CERTIFICATION
                                -------------


      I, Steven N. Bulloch, hereby certify that I am currently an Assistant Secretary of KeyCorp, and that attached hereto is a true and correct copy of a resolution adopted by the Board of Directors of the Corporation at a meeting held March 17, 1994, and further that said resolution has not been rescinded or amended and remains in full force and effect.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the seal of KeyCorp this 11th day of May, 1994.



{SEAL}                                       /s/ Steven N. Bulloch
                                             --------------------------
                                                 Steven N. Bulloch
                                                 Assistant Secretary
                                                 KeyCorp

Resolution adopted by the Board of Directors of KeyCorp on March 17, 1994.


          WHEREAS, the Corporation's Registration Statement No. 33-51652, authorized by resolutions adopted by the Executive Committee of the Board of Directors of the Corporation on January 17, 1991, July 17, 1992, and December 17, 1992, and filed on September 3, 1992 with the Securities and Exchange Commission (the "Commission") for the shelf registration of its debt securities has $200,000,000 of unissued subordinated debt remaining unsold and $189,400,000 of unissued medium-term notes remaining unsold, and

          WHEREAS, the Corporation's Registration Statement No. 33-39734, authorized by a resolution adopted by the Executive Committee of the Board of Directors of the Corporation on January 17, 1991 and filed on May 17, 1991 with the Commission for the shelf registration of its preferred stock has $200,000,000 of unissued equity securities remaining unsold, and

          WHEREAS, the Corporation wishes to consolidate the above-referenced shelf registrations and to increase the amount of its securities registered by $160,600,000 so that the total principal amount of securities available for issuance under shelf registration will be $750,000,000, and

          WHEREAS, the Corporation wishes to include additional types of both debt and equity securities to its securities available for issuance under shelf registration to provide enhanced and diversified financing capacity.

          RESOLVED, that the Corporation is hereby authorized to issue, from time to time, in one or more public or private offerings, securities with an aggregate issue price of up to $750,000,000. The securities may be either: (a) debt securities ("Debt Securities") which may be either senior or subordinated indebtedness, including without limitation, medium-term notes; (b) warrants to purchase Debt Securities ("Debt Warrants"); (c) Common Shares with a par value of $1.00 each of the Corporation ("Common Shares") accompanied by rights to purchase Common Shares ("Rights") under the Corporation's Rights Agreement, dated August 25, 1989, as amended; (d) shares of the Corporation's preferred stock with a par value of $1.00 each ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"); (e) warrants to purchase Common Shares, Preferred Stock, or Depositary Shares ("Stock Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more securities. Any issue of subordinated Debt Securities (the "Subordinated Debt Securities") may be exchangeable for Common Shares, perpetual preferred stock, or other equity securities acceptable to the Corporation's primary federal banking regulator ("Capital Securities"), and any issue of Prefer-red Stock may be exchangeable for any class or series of Capital Securities, or other debt securities of the Corporation. The Subordinated Debt Securities may be subject to conversion by the Corporation into Capital Securities of the Corporation. Preferred Stock may be subject to conversion by the Corporation into any class or series of Capital Securities. The Debt Securities, the Preferred Stock, the Depositary Shares, and the Common Shares are hereinafter referred to collectively as "Warrant Exercise Items". The Debt Warrants and the Stock Warrants are collectively referred to as the "Warrants" and the Debt Securities, Warrants, Common Shares, Rights, Preferred Stock and Depositary Shares are collectively referred to herein as "Securities". The Securities may be offered and sold in either a single offering or a series of offerings in the United States or elsewhere, may be denominated when issued in U.S. dollars or any foreign currency, currency unit or composite currency ("Currency") and may be issued on such terms as hereafter shall be determined by this Board of Directors.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to prepare or cause to be prepared and to execute and file with the Commission a Registration Statement on Form S-3 (or on such other form or forms as are applicable) under the Securities Act of 1933, as amended (the "1933 Act") pursuant to Rule 415 of the Commission for the purpose of registering the offering of the Securities on a delayed or continuous basis, and any amendments, post-effective amendments, or supplements thereto, each a "Prospectus Supplement", and exhibits and other documents in connection therewith.

          FURTHER RESOLVED, that the Chief Financial Officer, Treasurer, General Counsel and Secretary, or any one of them or any other officer of the Corporation designated by any one of them be, and each of them hereby is, appointed as the attorneys of the Corporation, with full power of substitution and resubstitution, for and in the name, place or stead of the Corporation, to sign and file (a) a Registration Statement on Form S-3 (or on such other form or forms as are applicable), (b) any and all amendments, post-effective amendments and exhibits thereto, and (c) any and all applications and other documents to be filed with the Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all such acts and things whatsoever requisite and necessary to effect such registration.

          FURTHER RESOLVED, that the Debt Securities will be issued subject to the terms and conditions of one or more indentures and the officers of the Corporation are authorized to include the Senior Debt Securities under the existing Senior Indenture, dated as of December 15, 1992, between the Corporation and Morgan Guaranty Trust Company of New York, Trustee, and to include the Subordinated Debt Securities under the existing Subordinated Indenture, dated as of June 15, 1992, between the Corporation and Morgan Guaranty Trust Company of New York, Trustee.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, in connection with any offering of the Securities, to take any action which any of them may deem necessary or advisable to effect the registration or qualification of the Securities under the securities or blue sky laws of any of the States of the United States of America or to carry out such offering, as contemplated by resolutions heretofore adopted, and in connection therewith to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, and other papers and instruments, to post bonds or otherwise give security as may be required under such laws and to take all such further action as any of them may deem necessary or advisable in order to maintain any such registration or qualification for as long as any such officer may deem to be in the best interests of the Corporation.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to execute and file irrevocable written consents to service of process in all States of the United States of America where such consents may be required or advisable under the securities law thereof in connection with the registration or qualification of the Securities, and to appoint the appropriate person as agent of the Corporation for the purpose of receiving and accepting such process.

          FURTHER RESOLVED that, any form of additional resolution or resolutions required by law or regulation in connection with the foregoing resolutions, be and hereby are adopted, and that the Secretary or any Assistant Secretary of the Corporation be and each of them is hereby authorized to certify as having been adopted by the Board of Directors of the Corporation any such form of resolution, and a copy of each form of resolution so certified shall be attached to the minutes of this meeting.

          FURTHER RESOLVED, that the officers of the Corporation be and each of them are hereby authorized to take any and all action as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions, and that the signature of any such officer to any document shall be conclusive, as to the approval of the Corporation and this Board of Directors of the form and substance of such written instrument.